Exhibit 3.5

BYLAWS

OF

BROOKHOLLOW CORPORATION

(formerly SOUTHWESTERN FINANCIAL CORPORATION)

As adopted April 21, 1960

As Amended October 19, 1964

As Amended October 21, 1969

As Amended October 25, 2010

SECTION 1. In addition to its principal office in the State of Delaware, the Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors shall from time to time determine.

SECTION 2. All meetings of the stockholders shall be held at such time and place within or without the State of Delaware as the Board of Directors may determine and which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 3. An annual meeting of the stockholders of the Corporation shall be held on the third Tuesday of October in each year, at 9:00 o’clock in the forenoon, unless such day is a legal holiday, in which case such meeting shall be held on the first day thereafter which is not a legal holiday, or at such other date and time as the Board of Directors shall determine. At such meeting the stockholders entitled to vote thereat shall elect by a plurality vote a board of directors, and may transact such other business as may properly be brought before the meeting.

SECTION 4. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be held, upon call of the Chairman of the Board of Directors, the President, the Board of Directors or the Executive Committee and shall be held at the request in writing of stockholders owning a majority in amount of the entire outstanding capital stock having voting power. Such call shall state the time, place and purposes of the meeting.

SECTION 5. Notice of the time and place of every meeting of stockholders and of the business to be acted on at such meeting shall be mailed by the Secretary or the officer performing his duties, at least ten days before the meeting, to each stockholder of record having voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.

SECTION 6. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and such list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

SECTION 7. The holders of a majority of the stock of the Corporation issued and outstanding and having voting power present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation, or by these Bylaws, but less than a quorum shall have power to adjourn any meeting from time to time without notice other than announcement at the meeting. The holders of a majority of the stock present and entitled to vote at a duly qualified meeting of stockholders shall have power to act, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 8. At every meeting of stockholders each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock having voting power registered in his name on the books of the Corporation, and may vote and otherwise act in person or by proxy appointed by an instrument in writing subscribed by such stockholder; but no proxy shall be voted upon more than three (3) years after its date unless such proxy provides for a longer period.

SECTION 9. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation or of these Bylaws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

SECTION 10. The property and business of the Corporation shall be managed by a Board of not less than 2 nor more than 11 directors. Within the limits herein specified, the number of directors shall be fixed and may be changed, from time to time, by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 11 of these bylaws, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be stockholders.

SECTION 11. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship, and the directors so chosen shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified, unless sooner displaced.

SECTION 12. Meetings of the Board of Directors shall be held at the times fixed by resolutions of the Board or upon call of the Chairman of the Board, the President or any two directors and such meetings, whether regular or special, may be held either within or without the State of Delaware. The Secretary or officer performing his duties shall give reasonable notice

(which need not in any event exceed two [2] days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting. Notice by mail, overnight delivery, fax or email to the usual business or residence address, fax number or email address, as applicable, not less than the time above specified before the meeting shall be sufficient. One-third of the directors, but in no case less than 2 directors, shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these Bylaws.

SECTION 13. The Board of Directors shall have power to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees and to determine the amount of such compensation and fees.

SECTION 14. The Board of Directors, as soon as may be after the election of directors in each year, may appoint one of their number Chairman of the Board and shall appoint one of their number President of the Corporation, and shall also appoint one or more Vice-Presidents, a Secretary and a Treasurer, and shall from time to time appoint such other officers as they may deem proper, none of whom needs to be a member of the Board of Directors. Two or more offices may be held by the same person, except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

SECTION 15. The term of office of all officers shall be until the next election of directors and until their respective successors are chosen and qualified, or until they shall die or resign but any officer may be removed from office at any time by the Board of Directors. Vacancies in any office may be filled by the Board at any meeting.

SECTION 16. The officers of the Corporation shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors. Without limiting the generality of the foregoing provision, the Chairman of the Board of Directors or the President, if there be no Chairman of the Board, shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and directors at which such officer is present.

SECTION 17. The Board of Directors, as soon as may be after the election in each year, may, by a resolution passed by a majority of the whole Board, appoint an Executive Committee, to consist of the Chairman of the Board, or the President, and such number of the directors as the Board may from time to time determine, which shall have and may exercise during the intervals between the meetings of the Board all the powers vested in the Board except the power to (i) fill vacancies in the Board, (ii) change the membership of or fill vacancies in any Committee, (iii) change the Bylaws, (iv) declare dividends, (v) issue stock, or (vi) approve, adopt or recommend to stockholders any actions required to be submitted to stockholders for a vote. The Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum. The Chairman of the Board or the President, if there is no Chairman of the Board, shall be the Chairman of the Executive Committee.

SECTION 18. In addition to the Executive Committee, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except the power to (i) fill vacancies in the Board, (ii) change the membership of or fill vacancies in any Committee, (iii) change the Bylaws, (iv) declare dividends, (v) issue stock, or (vi) approve, adopt or recommend to stockholders any actions required to be submitted to stockholders for a vote. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 19. Whenever under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

SECTION 20. Certificates of stock shall be of such form and device as the Board of Directors may elect and shall be signed by the Chairman of the Board of Directors, the President, or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, but where any such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such officers of the Corporation may be facsimiles, engraved or printed.

SECTION 21. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrars of the stock.

SECTION 22. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 23. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 24. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 25. The Board of Directors is authorized to select such depositaries as they shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

SECTION 26. The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 27. The Corporation shall indemnify every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that said person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by said person in connection with such action, suit or proceeding, to the full extent permitted by the Delaware General Corporation Law or any other applicable law in effect from time to time. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized in this Section. The indemnification provided in this Section shall not be deemed exclusive of any other right to which a person seeking indemnity may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in said person’s official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of said person. All rights to indemnification under this Section shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Section is in effect. Any repeal or modification of this Section or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer of the Corporation hereunder. The Corporation may purchase and maintain insurance on behalf of each said person against any liability asserted against and incurred by said person in any such aforesaid capacity, or arising out of said person’s status as such, to the full extent permitted by the Delaware General Corporation Law or any other applicable law in effect from time to time. If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law.

SECTION 28. These Bylaws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post-office address at least twenty days before the meeting is held.